UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2008

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 5, 2008, Rex Hodge resigned as Executive Vice President of Ener1, Inc. ("Ener1") and Chief Executive Officer of EnerFuel, Inc. ("EnerFuel") to pursue other interests. The EnerFuel operations will be managed by Dr. Peter Novak, Chief Executive Officer of Ener1, and Charles Gassenheimer, Chairman of Ener1.

Item 8.01 Other Events.

On November 19, 2007, in connection with an equity private placement, Ener1 issued 8,228,578 warrants with an exercise price of $5.25 and an expiration date of May 19, 2008. Through the expiration date, holders had exercised 5,657,149 warrants resulting in proceeds to Ener1 totaling $29.7 million. The remaining 2,571,429 warrants expired unexercised on May 19, 2008. After giving effect to the exercise of the warrants, as of May 31, 2008 Ener1's outstanding common shares totaled 104,595,681.

A commercial equipment leasing company has provided Ener1 with a commitment to finance the purchase of up to $7 million of equipment for Ener1's plant in Indianapolis.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

June 9, 2008	By:	/s/ Gerard A. Herlihy

Name: Gerard A. Herlihy
Title: Chief Financial Officer